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                                                                   EXHIBIT 10.30


                                 FIRST AMENDMENT
                                       TO
                   EMPLOYMENT AGREEMENT WITH JOHN D. FERGUSON

          This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT WITH JOHN D. FERGUSON (the "Amendment") is entered into this 31st day of December, 2002, by and between Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. and having a principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the "Company"), and John D. Ferguson ("Ferguson"), a resident of Nashville, Tennessee. All capitalized terms used herein but otherwise not defined shall have the meaning as set forth in the Employment Agreement, as hereinafter defined.

                                   WITNESSETH:

         WHEREAS, the Company and Ferguson are parties to that certain Employment Agreement, dated August 4, 2000, a copy of which is attached hereto as Exhibit A (the "Employment Agreement");

         WHEREAS, the Initial Term of the Employment Agreement (as defined therein) expires on December 31, 2002;

         WHEREAS, Ferguson's compensation during the Initial Term is comprised of, among other things, an annual Base Salary (as such term is defined in the Employment Agreement) and a guaranteed annual cash bonus;

         WHEREAS, the Employment Agreement provides for an annual Base Salary during any Renewal Term (as such term is defined in the Employment Agreement) of $400,000, or such other amount as may be agreed to by the Company and Ferguson prior to each Renewal Term, and does not provide for any guaranteed annual cash bonus during any Renewal Term;

         WHEREAS, the Company and Ferguson desire Ferguson's continued employment with the Company following the Initial Term, and, in connection therewith, desire to amend the terms of the Employment Agreement to provide Ferguson with a minimum annual Base Salary of $540,000 during any Renewal Term and to clarify that no guaranteed annual cash bonus shall be paid to Ferguson during any Renewal Term (collectively, the "Amendments");

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has considered and approved the Amendments, and such approval has been reported and presented to the Company's full Board of Directors which has also consented to and ratified the Amendments; and

         WHEREAS, the Company and Ferguson now desire to amend certain terms and provisions of the Employment Agreement pursuant to the terms hereof.

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         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendments.

         (a) Section 4.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

         "4.1. Base Salary. The Company shall pay the Executive an annual salary ("Base Salary") with respect to the Initial Term as follows: (i) for the period beginning on the date of this agreement and ending on December 31, 2000, the Company shall pay the Executive a pro-rated salary based on an annual salary of $350,000; (ii) for the period beginning on January 1, 2001 and ending on December 31, 2001, the Company shall pay the Executive a salary equal to $350,000; and (iii) for the period beginning on January 1, 2002 and ending on December 31, 2002, the Company shall pay the Executive a salary equal to $400,000. The salary payable to the Executive hereunder shall be paid in accordance with the Company's normal payroll practices, but in no event less often than monthly. The annual salary to be paid to the Executive during the Renewal Term shall be equal to a minimum of $540,000. During each year of this Agreement, the Executive's compensation will be reviewed by the Board of Directors of the Company, or such committee or subcommittee to which compensation review has been delegated, and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors of the Company, or any such committee or subcommittee, may increase the Executive's compensation to any amount it may deem appropriate."

         (b) Section 4.2 of the Employment Agreement is hereby amended by adding a new paragraph immediately following the existing paragraph of Section 4.2.

         "During the Renewal Term hereof, if any, the Executive shall not be entitled to receive, and the Company shall not pay to the Executive, any guaranteed annual cash bonus. The Executive shall, however, be eligible to participate in and receive any cash bonuses due under the Company's Management Cash Bonus Incentive Plan (or such other plan) that may be adopted by the Company's Board of Directors, or such committee or subcommittee to which compensation matters have been delegated, and in effect during the applicable year of any Renewal Term."

         (c) In connection with (a) and (b) above, all other provisions of the Employment Agreement are hereby amended in such manner as may be required to reflect the Amendments and the intentions thereof. Without limiting the intent or scope of the foregoing, the parties expressly acknowledge that the increase in the Executive's annual Base Salary evidenced by this Amendment shall serve to increase amounts payable to the Executive pursuant to the applicable severance provisions of Section 5 of the Employment Agreement.

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         2. Authorization. Each party to this Amendment hereby represents and warrants that the execution, delivery, and performance of this Amendment are within the powers of each party and have been duly authorized by the party, the execution and performance of this Amendment by each party have been duly authorized by all applicable laws and regulations, and this Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

         3. Effect of Amendment. Except as modified or amended hereby, all terms and provisions of the Employment Agreement shall continue and remain in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         5. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Amendment.

         6. Governing Law. This Amendment shall be governed and interpreted under the laws of the State of Tennessee.

         7. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         8. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         9. Waivers. No waiver of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

        10. Entire Agreement. Subject to Section 3. above, this Amendment constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

                  [remainder of page left intentionally blank]


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                                         THE COMPANY:

                                         CORRECTIONS CORPORATION OF AMERICA,

                                         a Maryland corporation


                                         By: /s/ Irving E. Lingo, Jr.
                                            ------------------------------------
                                         Its: Executive VP and CFO
                                             -----------------------------------



                                         FERGUSON:

                                         JOHN D. FERGUSON

                                            /s/ John D. Ferguson
                                         ---------------------------------------


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                                    EXHIBIT A


                          Ferguson Employment Agreement
                             [intentionally omitted]